Exhibit 10.3

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of August 25, 2020 (this “Amendment”), is entered into between INTERNATIONAL FLAVORS & FRAGRANCES INC. (the “Company”) and CHINA CONSTRUCTION BANK CORPORATION, NEW YORK BRANCH, as the lender (the “Lender”) and the administrative agent (the “Agent”).

WHEREAS, the Company, the Lender and the Agent have entered into that certain Term Loan Credit Agreement, dated as of May 15, 2020 (as amended prior to the date hereof, the “Credit Agreement”).

WHEREAS, pursuant to Section 9.01 of the Credit Agreement, the Company, the Lender (being the sole Lender under the Credit Agreement) and the Agent have agreed to amend the Credit Agreement as provided for herein.

NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein have the meanings given in the Credit Agreement.

2. Amendment. Upon satisfaction of the conditions set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

(a) The definition of “Icon Debt Assumption” in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

“Icon Debt Assumption” means the assumption by the Company of the obligations of Neptune under the Neptune Debt, including the Neptune Term Loan Agreement and the other loan documents related thereto, pursuant to the terms thereof.

(b) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Revolving Credit Agreement” to read as follows:

“Revolving Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of August 25, 2020, among the Company and certain of its Subsidiaries party thereto, the lenders party thereto from time to time, and Citibank, N.A., as administrative agent (as may be amended, supplemented, modified or replaced from time to time).

(c) The definition of “Neptune Term Loan Agreement” is hereby added to Section 1.01 of the Credit Agreement and will read as follows:

“Neptune Term Loan Agreement” means that certain Term Loan Agreement, dated as of January 17, 2020, by and among Neptune, the lenders party thereto from time to time and Morgan Stanley Senior Funding, Inc.

(d) Section 5.02(a) of the Credit Agreement is hereby amended by (1) deleting the word “and” at the end of clause (viii) thereof, (2) replacing the “.” at the end of clause (ix) thereof with “; and” and (3) adding a new clause (x) at the end thereof that will read as follows:

(x) any Liens arising in connection with customary escrow arrangements with Lenders and other financing sources or any Agent with respect to Debt to fund the Neptune Transactions pending consummation of the Neptune Transactions.

(e) Section 5.02(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 5.02(d) Change in Nature of Business. The Company shall not make, or permit any of its Subsidiaries to make, any material change (other than pursuant to the Neptune Transactions) in the nature of the business of the Company and its Subsidiaries, taken as a whole, as carried on at the date hereof.

(f) Section 5.02(e)(viii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(viii) Debt of Subsidiaries owed under the Revolving Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $2,500,000,000;

(g) Section 5.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 5.03 Financial Covenant. So long as any Advance shall remain unpaid, from and after the Effective Date:

(x) prior to the Neptune Closing Date, the Company shall maintain a Leverage Ratio of not more than (i) 4.00 to 1.00 as of the end of any Relevant Period ending on or prior to December 31, 2020, (ii) then 3.75 to 1.00, as of the end of any Relevant Period ending on or prior to June 30, 2021, and (iii) 3.50 to 1.00 as of any Relevant Period ending thereafter; provided that commencing on and after the later of (1) the termination of the Neptune Acquisition Agreement in accordance with its terms and (2) the end of the fiscal quarter ending on June 30, 2021, if the Company or any of its Subsidiaries consummates an acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, for which it paid at least $500,000,000 in consideration (a “Qualifying Acquisition”), the maximum Leverage Ratio shall step up to no greater than 3.75 to 1.00, which shall be reduced to 3.50 to 1.00 after the end of the third full fiscal quarter after such Qualifying Acquisition; and

(y) on and after the Neptune Closing Date, the Company shall maintain a Leverage Ratio as of the end of any Relevant Period of not more than: (i) 4.75 to 1.00 until and including the end of the third full fiscal quarter after the Neptune Closing Date, (ii) then 4.50 to 1.00 until and including the end of the sixth full fiscal quarter after the Neptune Closing Date, (iii) 3.75 to 1.00 until and including the end of the ninth full fiscal quarter after the Neptune Closing Date and (iv) 3.50 to 1.00 as of the end of any Relevant Period ended thereafter; provided that, commencing after the end of the ninth full fiscal quarter after the Neptune Closing Date, if the Company or any of its Subsidiaries consummates a Qualifying Acquisition, the maximum Leverage Ratio shall step up to no greater than 3.75 to 1.00 for the three full fiscal quarters after such Qualifying Acquisition, which shall be reduced to 3.50 to 1.00 after the end of the third full fiscal quarter after such Qualifying Acquisition.

(h) Section 9.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 9.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, to the extent the Borrower executes this Agreement by way of electronic signature, the Borrower shall, upon reasonable request therefor, provide to the Agent a manually executed signature to this Agreement (which may be delivered by fax or in a .pdf or similar file).

3. Effectiveness. This Amendment will become effective upon the date on which the following conditions precedent are first satisfied (the “Amendment Effective Date”):

(a) The Agent shall have received from the Company and from the Lender an executed counterpart of this Amendment (or photocopies thereof sent by fax, .pdf or other electronic means, each of which shall be enforceable with the same effect as a signed original).

(b) The Agent shall have received a certificate, dated the Amendment Effective Date and signed by a duly authorized officer of the Company, confirming (i) the representations and warranties set forth in this Amendment shall be true and correct in all material respects on and as of the Amendment Effective Date (unless qualified by materiality, in which case are true and correct in all respects) and (ii) no event shall have occurred and be continuing, or would result from this Amendment or the transactions contemplated hereby, that would, as of the Amendment Effective Date, constitute a Default.

(c) The Agent shall have received all expenses due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced three (3) Business Days prior to the Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company under the Credit Agreement.

(d) The Company shall have paid to the Lender, for its own account, an amendment fee in an amount equal to 2.5 basis points on the amount of the Commitments and Loans of the Lender thereunder.

4. Representations and Warranties. The Company represents and warrants, as of the date hereof, that, after giving effect to the provisions of this Amendment, (a) each of the representations and warranties made by the Company in Section 4.01 of the Credit Agreement is true in all material respects on and as of the date hereof as if made on and as of the date hereof, except (i) to the extent that such representations and warranties refer to an earlier date, in which case they were true in all material respects as of such earlier date or (ii) to the extent that such representations and warranties are qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true in all respects, and (b) no event shall have occurred and be continuing, or would result from this Amendment or the transactions contemplated hereby, that would, as of the Amendment Effective Date, constitute a Default.

5. Effect of the Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lender (or any other lender under the Credit Agreement) or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend, serve to effect a novation of, or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which, as amended, amended and restated, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Upon the effectiveness of this Amendment, each reference in the Credit Agreement and in any exhibits attached thereto to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement after giving effect to this Amendment.

6. Miscellaneous. The provisions of Sections 9.02 (Notices, Etc.); 9.03 (No Waiver; Remedies); 9.04 (Costs and Expenses) (except clauses (c) and (d) thereof); 9.08 (Confidentiality); 9.10 (Governing Law; Jurisdiction; Etc.); 9.11 (Execution in Counterparts); 9.14 (Acknowledgement and Consent to Bail-In of Affected Financial Institutions); and 9.19 (Waiver of Jury Trial) of the Credit Agreement (as amended by this Amendment) shall apply with like effect to this Amendment. This Amendment shall be a “Loan Document” for all purposes under the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

INTERNATIONAL FLAVORS & FRAGRANCES INC.,

By:	/s/ John Taylor
Name: John Taylor
Title: Treasurer

CHINA CONSTRUCTION BANK CORPORATION, NEW YORK BRANCH ,
as Agent and Lender

By:	/s/ Jun Bi
Name: Jun Bi
Title: Deputy General Manager